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                                                                   EXHIBIT 10.22

                                 PROMISSORY NOTE

                                                                  April 27, 2002

                                                                     $250,000.00

        For value received, the undersigned promises to pay to Novadigm, Inc., a Delaware corporation (the "Company"), the principal sum of $250,000.00 with simple interest thereon at the rate of 2.88% per annum, compounded annually, on the unpaid balance of the principal sum. Said principal and interest shall be due on October 26, 2002.

        Should the undersigned fail to make full payment of any installment of principal or interest for a period of 45 days or more after the due date thereof, the whole unpaid balance on this Note of principal and interest shall become immediately due at the option of the holder of this Note.

        This Note is subject to the terms of the Security Agreement, dated as of April 27, 2001. This Note is secured by a pledge of the Company's Common Stock under the terms of a Security Agreement dated April 27, 2001, and is subject to all the provisions thereof.

        The holder of this Note shall have full recourse against the undersigned, and shall not be required to proceed against the collateral securing this Note in the event of default.

        In the event the undersigned shall cease to be an employee of the Company for any reason, this Note shall, at the option of the Company, be accelerated, and the whole unpaid balance on this Note of principal and accrued interest shall be immediately due and payable.

        Principal payable in lawful money of the United States of America. THE PRIVILEGE IS RESERVED TO PREPAY ANY PORTION OF THIS NOTE AT ANY TIME.

        Should suit be commenced to collect this Note or any portion thereof, such sum as the Court may deem reasonable shall be added hereto as attorneys' fees. The maker waives presentment for payment, protest, notice of protest and notice of non-payment of this Note.

                                        /s/ Albion J. Fitzgerald
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                                        Albion J. Fitzgerald